Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 31, 2026, with respect to the financial statements of BluSky AI, Inc. (formerly known as Inception Mining, Inc.) for the years ended December 31, 2025 and 2024, in its Offering Statement on Form 1-A, Amendment No. 1.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 20, 2026